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                                                                   EXHIBIT 10.64

                                AMENDMENT NO. 1

     This Amendment No. 1 amends the Licensing Agreement between Daniel E. Aykroyd, Judith Belushi Pisano, and Isaac B. Tigrett dated February 18, 1992 (the "Agreement"), as assigned to House of Blues Brands Corp. pursuant to that certain Agreement for Assignment of Contract Rights, effective November 16, 1992.

     In consideration of the mutual promises and other consideration contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties mutually agree as follows:

     l. Notwithstanding section 2(b) of the Agreement, the Owners agree that Tigrett or his assignee are entitled to ownership of trademarks, service marks, and copyrights relating to names or marks that incorporate a "blues" theme, but which are not listed in Recital C of the Agreement and do not consist of or incorporate a name, mark, copyright or work that was identified with the Blues Brothers prior to the effective date of the Agreement. For purposes of this Amendment, a mark that consists of or incorporates a name, mark, copyright or work listed in Recital C of the Agreement or identified with the Blues Brothers prior to the effective date of the Agreement shall be referred to as a "Blues Brothers Mark" and a name, mark, copyright or work that does not incorporate a Blues Brothers Mark shall be referred to as a Non-Blues Brothers Mark. Pursuant to this Amendment, the marks House of Blues, Help Ever-Hurt Never, Original Home of the Blues, Blues Basement, Blues is Better, El Soul, and Blue Note each constitute a Non-Blues Brothers Mark. Non-Blues Brothers Marks shall not constitute Property for purposes of the Agreement.

     2. Notwithstanding paragraph 1 of this Amendment No. 1, the parties agree that any restaurant, retail store, or other facility of the kind described in Recital D or Exhibit A-Royalties of the Agreement which uses a Non-Blues Brothers Mark to identify, promote, market, advertise or operate said Restaurant, retail store or other facility and which incorporates a "blues" theme shall nevertheless be a Restaurant for purposes of the Agreement; provided, however, that nothing in this Amendment No. 1 is intended to alter or relieve Tigrett or his assignees from the restriction on competition contained in section 2(e) of the Agreement. Upon termination of the Agreement, existing Restaurants shall be entitled to continue operation, but Tigrett and his assignees may not engage in any new business which incorporates a "blues" theme or concept and is competitive with such then-existing Restaurants, directly or
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indirectly, whether as employee, investor, consultant, agent, or otherwise, within 200 miles of any such then-existing Restaurant.

     3. The parties hereby agree that any tangible personal property bearing & Non-Blues Brothers Mark, and which does not bear a Blues Brothers Mark, shall not be a part of the Product Line for purposes of the Agreement.

     4. Tigrett and his assignees hereby agree that if Tigrett or any assignee operates or licenses a retail facility adjacent to any of the first six (6) Restaurants that commence operation, such facility shall use the Property in the name of the facility, or in the advertising, promotion, or marketing of the facility, for so long as the facility remains in operation and that the Owners shall be entitled (except as provided below in this paragraph) to royalty payments in the amount set forth in Paragraph d of Exhibit A of the Agreement (two percent of gross revenues) for the sale of Non-product Line Merchandise in such facility; provided, however, that by execution hereof, Daniel E. Aykroyd
               --------  -------
hereby forever waives, effective July 1, 1993, his right to receive, and forever releases Tigrett, his assignees, HOB Entertainment, Inc. and its licensees and sublicensees, from their obligation to pay, the portion of the royalties payable to Daniel E. Aykroyd pursuant to Paragraph (d) of Exhibit A of the Agreement. Accordingly, as a result of said release, Judith Belushi Pisano, to the extent payable, will be entitled to a one percent (1%) royalty pursuant to Paragraph
(d) of Exhibit A of the Agreement and Aykroyd shall be entitled to no royalty payments pursuant to Paragraph (d) of Exhibit A of the Agreement.

     5. The Owners hereby: (a) assign to House of Blues Brands Corp. any and all rights they may have in Non-Blues Brothers Marks as of the date of this Agreement; (b) release any claim they may have to ownership of Non-Blues Brothers Marks; and (c) agree that operation of Restaurants (including retailing from adjacent premises) using a Non-Blues Brothers Mark does not violate Tigrett's or his assignees' agreement not to compete as set forth in section 2(c) of the Agreement.

     6. Nothing in this Amendment is intended to give Tigrett or House of Blues Brands Corp. ownership of any Blues Brothers Mark or to relieve Tigrett or House of Blues Brands Corp. of any obligations they may have under the Agreement except as set forth herein.

     7. Terms used in this Amendment shall have the meanings given to them in the Agreement.

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any federal or state tax authority inquires or takes any action regarding this matter.

      9. Except as expressly set forth in this Amendment, the remaining terms of the Agreement shall remain in full force and effect.

      10. The Parties acknowledge that they, along with HOB Entertainment, Inc., are also parties to a Waiver and Consent pursuant to which Aykroyd and Pisano are granted certain rights to purchase stock in HOB Entertainment. The Parties further acknowledge and agree that the stock transfer referred to in Paragraph 8, above, is in addition to, and not in lieu of or a partial exercise of, any rights granted to Aykroyd and Pisano in such Waiver and Consent.

      11. This Amendment may be signed in counterparts, with each counterpart constituting an original and all counterparts together shall constitute one and the same instrument.

      12. Tigrett represents and warrants that he is authorized to execute this Amendment on behalf of House of Blues Brands Corp.

      13. This Agreement is executed as of the date hereof, but shall become effective only upon the Closing.

           IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of June 16, 1993.


                                                /s/ Daniel E. Aykroyd
                                                -------------------------------
                                                Daniel E. Aykroyd


                                                /s/ Judith Belushi Pisano
                                                -------------------------------
                                                Judith Belushi Pisano


                                                /s/ Isaac B. Tigrett
                                                -------------------------------
                                                Isaac B. Tigrett


                                                House of Blues Brands Corp.


                                                By: /s/ Isaac B. Tigrett
                                                    ---------------------------
                                                    Isaac B. Tigrett


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